Joint Filer Information

Name of Joint Filer:                  HM Partners Inc.

Address of Joint Filer:               c/o Hicks, Muse, Tate & Furst Incorporated
                                      200 Crescent Court, Suite 1600
                                      Dallas, Texas 75201

Designated Filer:                     Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:    December 10, 2012

Issuer Name and Ticker Symbol:        LIN TV Corp. (NYSE: TVL)

Signature:                            HM PARTNERS INC.

                                      By: /s/ David W. Knickel
                                          -------------------------------------
                                          David W. Knickel
                                          Vice President and Chief Financial Officer